Exhibit 99.2

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLDIATED STATEMENT OF FINANCIAL POSITION

31 MARCH 2018

	31 March		31 December 2017
	2018	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands
Assets
CURRENT ASSETS:
Cash and cash equivalents	161,359	116,261	118,214
Accounts receivable:
Trade	273,004	220,551	248,043
Other	24,666	37,523	23,647
Prepaid expenses and advances to suppliers	28,827	19,165	21,265
Inventory	348,798	275,175	308,891

	836,654	668,675	720,060

NON-CURRENT ASSETS:
Property, plant and equipment	376,403	275,997	312,876
Intangible assets	1,020,101	672,732	829,226
Investment in associates and available for sale assets	27,446	24,321	77,541
Deferred income tax assets	5,630	3,677	3,886
Others	6,393	2,773	3,599

	1,435,973	979,500	1,227,128

Total assets	2,272,627	1,648,175	1,947,188

Dr. John Farber	)
Chairman of the Board	)

Ori Yehudai	)
President and CEO	)

Alon Granot	)
Executive Vice
President and CFO	)

Date of approval of the interim financial information by the board of directors: May 28, 2018

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLDIATED STATEMENT OF FINANCIAL POSITION

31 MARCH 2018

	31 March		31 December 2017
	2018	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands
Liabilities and equity
CURRENT LIABILITIES:
Short-term bank credit and loans and current maturities of long-term loans	389,290	215,823	372,135
Accounts payable:
Trade	104,988	94,009	98,813
Other	156,152	108,195	140,560
Leases	8,295	—	—
Dividend payable	8,471	7,164	—

	667,196	425,191	611,508

NON-CURRENT LIABILITIES:
Long-term loans, net of current maturities	452,004	353,429	262,151
Retirement benefit obligations, net	35,024	35,966	34,006
Deferred income tax liabilities	67,062	50,846	58,306
Leases	26,496	—	—
Liability for shareholders of subsidiaries and other	105,962	71,214	102,304

	686,548	511,455	456,767

TOTAL LIABILITIES	1,353,744	936,646	1,068,275

EQUITY:
Equity attributable to owners of the parent:
Ordinary shares	17,093	17,027	17,086
Other capital surplus	115,794	116,817	120,288
Translation differences	(34,423)	(91,193)	(45,187)
Retained earnings	819,827	663,977	783,029
Less—cost of company shares held by the company	(3,833)	(3,791)	(3,409)

NON-CONTROLLING INTERESTS	4,425	8,692	7,106

TOTAL EQUITY	918,883	711,529	878,913

TOTAL EQUITY AND LIABILITIES	2,272,627	1,648,175	1,947,188

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE-MONTH PERIOD ENDED 31 MARCH 2018

	3 months ended 31 March		Year ended 31 December 2017
	2018	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands,
	except for income per share data
SALES	384,805	302,531	1,362,396
COST OF SALES	229,067	186,817	837,271

GROSS PROFIT	155,738	115,714	525,125
Selling, marketing, research and development expenses—net	67,407	49,163	220,014
General and administrative expenses	26,901	21,883	92,155
Other expenses (income)—net	(349)	(280)	3,392
Group’s share of earnings of companies accounted for at equity	690	399	1,402

INCOME FROM OPERATIONS	62,469	45,347	210,966
FINANCIAL EXPENSES—net	5,965	2,173	24,606

INCOME BEFORE TAXES ON INCOME	56,504	43,174	186,360
INCOME TAX	10,823	9,439	34,797

NET INCOME FOR THE PERIOD	45,681	33,735	151,563

PROFIT ATTRIBUTED TO:
Owners of the parent company	45,269	33,273	149,679
Non-controlling interest	412	462	1,884

	45,681	33,735	151,563

EARNINGS PER SHARE:
Basic	0.76	0.56	2.52

Fully diluted	0.75	0.56	2.51

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE THREE-MONTH PERIOD ENDED 31 MARCH 2018

	3 months ended 31 March		Year ended 31 December 2017
	2018	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands
INCOME FOR THE PERIOD	45,681	33,735	151,563
Other Comprehensive Income:
Items that will not be reclassified subsequently to profit or loss—
Remeasurement of net defined benefit liability	—	—	2,716
ITEMS THAT COULD BE RECLASSIFIED
SUBSEQUENTLY TO PROFIT OR LOSS:
Gain from available-for-sale financial assets	—	953	—
Transfer of available-for-sale financial assets to profit and loss	—	—	(41)
Translation differences	10,905	17,929	64,428

Total comprehensive income for the Period	56,586	52,617	218,666

ATTRIBUTABLE TO:
Owners of the parent	56,033	52,076	216,210
Non-controlling interest	553	541	2,456

TOTAL INCOME	56,586	52,617	218,666

The accompanying notes are an integral part of these condensed financial statements.

(Continued)—1

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE THREE-MONTH PERIOD ENDED 31 MARCH 2018

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary shares	Other Capital Surplus	Translation differences	Retained earnings	Cost of Company shares held by the company	Total Attributed to Owners of Parent company	Total Attributed to Non-controlling Interest	Total
	U.S. dollars in thousands
BALANCE AT 1 JANUARY 2018 (audited)	17,086	120,288	(45,187)	738,029	(3,409)	871,807	7,106	878,913
CHANGES DURING THE 3 MONTHS ENDED 31 MARCH 2018 (unaudited):
Comprehensive income:
Income for the period	—	—	—	45,269	—	45,269	412	45,681
Other comprehensive income for the period	—	—	10,764	—	—	10,764	141	10,905

Total comprehensive income for the period	—	—	10,764	45,269	—	56,033	553	56,586
Plans for allotment of company shares to employees of subsidiary:
Acquisition of the Company shares by the company	—	—	—	—	(661)	(661)	—	(661)
Receipts in respect of allotment of Company shares to employees	—	(158)	—	—	237	79	—	79
Allotment of shares and options to senior employees:
Recognition of compensation related to employee stock and options grants	—	425	—	—	—	425	—	425
Changes of ownership rights in subsidiary	—	(5,585)	—	—	—	(5,585)	(3,234)	(8,819)
Proceeds from issuance of shares to senior employees	7	824	—	—	—	831	—	831
Dividend	—	—	—	(8,471)	—	(8,471)	—	(8,471)

	7	(4,494)	—	(8,471)	(424)	(13,382)	(3,234)	(16,616)

BALANCE AT 31 MARCH 2018 (unaudited)	17,093	115,794	(34,423)	819,827	(3,833)	914,458	4,425	918,883

The accompanying notes are an integral part of these condensed financial statements.

(Continued)—2

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE THREE-MONTH PERIOD ENDED 31 MARCH 2017

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary shares	Other Capital Surplus	Translation differences	Retained earnings	Cost of Company shares held by the company	Total Attributed to Owners of Parent company	Total Attributed to Non-controlling Interest	Total
	U.S. dollars in thousands
BALANCE AT 1 JANUARY 2017 (audited)	16,997	114,396	(109,043)	637,868	(3,765)	656,453	8,151	664,604
CHANGES DURING THE 3 MONTHS ENDED 31 MARCH 2017 (unaudited):
Comprehensive income :
Income for the period	—	—	—	33,273	—	33,273	462	33,735
Other comprehensive income for the period	—	953	17,850	—	—	18,803	79	18,882

Total comprehensive income for the period	—	—	17,850	33,273	—	52,076	541	52,617
Plans for allotment of company shares to employees of subsidiary:
Acquisition of the Company shares by the company	—	—	—	—	(707)	(707)	—	(707)
Receipts in respect of allotment of Company shares to employees	—	(454)	—	—	681	227	—	227
Allotment of shares and options to senior employees:
Recognition of compensation related to employee stock and options grants	—	455	—	—	—	455	—	455
Proceeds from issuance of shares to senior employees	30	1,467	—	—	—	1,497	—	1,497
Dividend	—	—	—	(7,164)	—	(7,164)	—	(7,164)

	30	1,468	—	(7,164)	(26)	(5,692)	—	(5,692)

BALANCE AT 31 MARCH 2017 (unaudited)	17,027	116,817	(91,193)	663,977	(3,791)	702,837	8,692	711,529

The accompanying notes are an integral part of these condensed financial statements.

(Concluded)—3

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED 31 DECEMBER 2017

	EQUITY ATTRIBUTABLE TO OWNERS OF THE PARENT
	Ordinary shares	Other capital surplus	Translation differences	Retained earnings	Cost of company shares held by the company	Total attributed to Owners parent company	Non- controlling interest	Total
BALANCE AT 1 JANUARY 2017	16,997	114,396	(109,043)	637,868	(3,765)	656,453	8,151	664,604
CHANGES DURING THE YEAR ENDED 31 DECEBMBER 2017:
Comprehensive income:
Income for the year	—	—	—	149,679	—	149,679	1,884	151,563
Other comprehensive income	—	(41)	63,856	2,716	—	66,531	572	67,103

Total comprehensive income for the year	—	(41)	63,856	152,395	—	216,210	2,456	218,666
Plan for allotment of Company shares to employees of subsidiary:
Acquisition of the Company shares by the Company	—	—	—	—	(1,528)	(1,528)	—	(1,528)
Receipts in respect of allotment of Company shares to employees	—	(1,256)	—	—	1,884	628	—	628
Allotment of shares and options to senior employees- Recognition of compensation related to employee stock and option grants	—	1,838	—	—	—	1,838	—	1,838
Proceeds from issuance of shares to senior employees	89	4,296	—	—	—	4,385	—	4,385
Changes of ownership rights in subsidiary	—	1,055	—	—	—	1,055	(3,450)	(2,395)
Dividend paid to the non-controlling interests in subsidiary	—	—	—	—	—	—	(51)	(51)
Dividend paid	—	—	—	(7,234)	—	(7,234)	—	(7,234)

	89	5,933	—	(7,234)	356	(856)	(3,501)	(4,357)

BALANCE AT 31 DECEMBER 2017	17,086	120,288	(45,187)	783,029	(3,409)	871,807	7,106	878,913

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE-MONTH PERIOD ENDED 31 MARCH 2018

	3 months ended 31 March		Year ended 31 December 2017
	2018	2017
	U.S. dollars in thousands
	(Unaudited)		(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Cash generated from operations (see appendix)	47,632	47,355	223,210
Income tax paid—net	(12,214)	(4,821)	(35,681)

Net cash provided by operating activities	35,418	42,534	187,529

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(9,362)	(6,872)	(34,394)
Purchase of intangibles	(708)	(599)	(2,890)
Interest received	197	230	1,294
Acquisition of subsidiaries—net of cash acquired	(183,525)	(19,455)	(109,265)
Prepayments due to acquisition of subsidiaries	(2,586)	—	—
Purchase of available for sale securities	—	(4,337)	(40,169)
Proceeds from sale of property and other assets	12,010	58	454

Net cash used in investing activities	(183,974)	(30,975)	(184,970)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividend paid to the non-controlling interests in subsidiary	—	—	(51)
Receipts from senior employees in respect of allotment of shares	831	1,497	4,385
Interest paid	(3,774)	(1,683)	(8,929)
Receipt of long-term bank loans Repayment of Put option to shareholders in subsidiary	256,601 —	54,392 (40,226)	133,373 (42,227)
Acquisition of non-controlling interests in subsidiary	—	—	(2,395)
Repayment of long-term bank and financial institutions loans	(40,477)	(42,414)	(172,909)
Receipt (repayment) of short-term bank loans and credit—net	(21,211)	17,360	88,455
Operating Lease payments	(2,404)	—	—
Acquisition of the Company shares by the Company—net of receipts in respect of the Shares	(582)	(480)	(900)
Dividend paid	—	—	(7,234)

Net cash provided (used) by financing activities	188,984	(11,554)	(8,432)

INCREASE IN CASH, CASH EQUIVALENTS	40,428	5	(5,873)
Balance of cash and cash equivalents and bank credit at beginning of year and bank credit	118,214	113,528	113,528
Profits (losses) from exchange differences on cash and cash equivalents	2,717	2,728	10,559

BALANCE OF CASH AND CASH EQUIVALENTS AT END OF PERIOD	161,359	116,261	118,214

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE THREE-MONTH PERIOD ENDED 31 MARCH 2018

APPENDIX TO CONDENSED CONSOLIDATED STATEMENT CASH FLOWS

	3 months ended 31 March		Year ended 31 December 2017
	2018	2017
	U.S. dollars in thousands
	(Unaudited)		(Audited)
Cash generated from operations:
Income before tax	56,504	43,174	186,360

Adjustments required to reflect the cash flows from operating activities:
Depreciation and amortization	17,552	9,939	46,797
Recognition of compensation related to employee stock and options grants	425	455	1,838
Liability for employee rights upon retirement—net	201	300	(641)
Loss (gain) from sale and write-off of fixed assets and other assets Dividend received from companies accounted for at equity	(195 —)	277 2,250	1,934 2,250
Group’s share of losses (earnings) of companies accounted for at equity, net	(690)	(399)	(1,402)
Erosion of long term loans	(130)	700	(1,247)
Interest paid—net	3,577	1,453	7,635

	20,740	14,975	57,164

Changes in operating asset and liability items:
Increase in accounts receivable:
Trade	(8,689)	(14,328)	(16,804)
Other	(2,107)	2,014	9,263
Increase in other long-term receivables	(89)	(144)	(1,223)
Increase (decrease) in accounts payable:
Trade	(5,475)	8,680	2,036
Other	(1,634)	1,833	3,385
Increase (decrease) in other long-term payables	(2,550)	34	1,815
Increase in inventories	(9,068)	(8,883)	(18,786)

	(29,612)	(10,794)	(20,314)

Net Cash flows from operating activities	47,632	47,355	223,210

The accompanying notes are an integral part of these condensed financial statements.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 1—GENERAL:

Frutarom Industries Ltd. is a global company, founded in 1933. The Company operates through the consolidated company (hereafter—Frutarom Ltd.) and the companies under its control (hereafter—the Group). The Group has two main operations: the Flavours activity and the Fine Ingredients activity, which are considered as core business by management.

In addition, the Company imports and markets raw materials produced by others as part of its services and strive to provide complete solutions for customers. This activity is presented as part of trade and marketing operations.

The Group develops, manufactures, markets and sells flavours and fine ingredients used by producers of food and beverage, pharma-nutraceutical, flavours and fragrances, and personal care and cosmetics products as well as other products.

NOTE 2—BASIS OF PREPARATION OF CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

a.

The interim condensed consolidated financial information of the group as of 31 March , 2018 and for the 3 month period ended on that date (hereinafter—the interim financial information) was prepared in accordance with International Accounting Standard No. 34—“Interim Financial Reporting” (hereafter—“IAS 34”). The interim financial information should be read in conjunction with the annual financial statements as of 31 December, 2017 and for the year ended on that date and with the notes thereto, which were all prepared in accordance with International Financial Reporting Standards (hereafter—“IFRS”). The interim financial information is reviewed and is not audited.

b.	Estimates—

The preparation of interim financial statements requires management to exercise its judgment; it also requires the use of accounting estimates and assumptions that affect the application of the group’s accounting policy and the amounts of reported assets, liabilities, income and expenses. Actual results may differ from those estimates.

In preparation of these condensed consolidated interim financial statements, the significant judgments that were exercised by the management in applying the group’s accounting policy and the key sources of estimation uncertainty were similar to those applied in the consolidated annual financial statements for the year ended December 31, 2017.

NOTE 3—PRINCIPAL ACCOUNTING POLICIES:

a.

The significant accounting policies and computation methods used in preparing the interim financial information are consistent with those used in preparing the 2017 annual financial statements, except for section b to this note and to the following:

Income tax in interim periods is recognized based on management’s best estimate of the weighted average annual income tax rate expected.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 3—PRINCIPAL ACCOUNTING POLICIES (continued):

b.	In conjunction with Note 2 to the audited financial statements for the year ended December 31, 2017, the Company has elected to early adopt IFRS 16, commencing January 1, 2018.

1.	The main impact of adopting the standard early is the elimination of existing requirement on lessees to classify leases as operating lease (off-balance sheet) or finance lease, and they are now required to use a single accounting model for all leases, similarly to how finance leases are currently accounted for. Accordingly, before first-time adoption, under IAS 17 (the previous standard for leases), the Group classified leases where it served as lessee as operating, because it did not have substantially all risks and rewards incidental to ownership of the asset.

In agreements where the Group is the lessor, it applies IFRS 16 using a single accounting model under which it recognizes a right-of-use asset and a lease liability upon inception of the lease contract. It does so for all leases in which the Group has right to control the use of identified assets for a period of time in exchange for consideration. Accordingly, the Group recognizes depreciation and depreciation charges on the right-of-use asset and tests the need for recognizing impairment of the right-of-use asset in compliance with IAS 36 “Impairment of Assets”, and also recognizes finance expenses in relation to a lease liability. Therefore, beginning on first-time adoption, rent expenses relating to properties rented under operating leases, which were presented within administrative and general expenses in the income statement, are now presented as assets that are depreciated through depreciation and depreciation assets.

The Group adopted the standard using the cumulative effect method, without restatement of comparative information.

Regarding all leases, the Group applied the transitional provisions such that it initially recognized a liability at the commencement day at an amount equal to the present value of the lease payments during the lease, discounted using the effective interest rate as of that date, and concurrently recognized a right-of-use asset at an amount identical to the liability. As a result, the standard had no impact on equity and retained earnings of the Group as of initial application.

As part of initial application, the Group elected to adopt the following practical expedients, as permitted by the standard:

a.	Use a single discount rate for a portfolio of leases with similar characteristics;

b.	Not to separate lease and non-lease components of a contract and account for all components as a single lease;

c.	Exclude initial direct costs from the measurement of the right-of-use asset as of initial application;

d.	Use hindsight, such as determining the lease term if the contract contains options to extend or terminate the leaser;

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 3—PRINCIPAL ACCOUNTING POLICIES (continued):

2.	The new significant accounting policy for agreements in which the Group is the lessee as applied beginning on January 1, 2018 following initial application of the standard:

(1)	Leased assets and lease liabilities

Contracts conveying the Group a right to control an identified asset for a period of time in exchange for consideration, are accounted for as leases. Upon initial recognition, the Group recognizes a liability for the present value of the minimum future lease payments (those payments do not include variable lease payments that are not index-dependent or change in any interest rate or change in exchange rate) and concurrently, the Group recognizes a right-of-use asset at the amount of the liability, adjusted by the amount of any previously recognized prepaid or accrued lease payments plus direct costs incurred in the lease. Since the interest rate implicit in a lease is not readily determined, the effective interest rate of the Group is used (the rate of interest that the Group would have to pay to borrow over a similar term, and with a similar security, the funds necessary to obtain an asset of a similar value to the right-of-use asset in a similar economic environment). Subsequent initial recognition, an asset is accounted for using the cost model, and is depreciated over the earlier of the term of the lease or the useful life of the assets.

(2)	Lease term

The term of a lease is determined as the non-cancellable period for which a lessee has the right to use an underlying asset, together with both periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.

(3)	Depreciation of a right-of-use asset

Subsequent to the inception of the lease, a right-of-use asset is measured using the cost method, less accumulated depreciation and accumulated impairment losses, and is adjusted for remeasurements of the lease liability. Depreciation is measured using the straight-line method over the useful life or contractual lease term, whichever ends earlier.

3.	On the date of initial application of IFRS 16, the Group recognized right-of-use assets and lease liabilities at $ 37,195 thousands.

4.

The following tables present a summary of the impact on the consolidated condensed interim statement of financial position as of March 31, 2018 and the consolidated condensed interim income statement and consolidated condensed interim statement of cash flows for the three-month period then ended,

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 3—PRINCIPAL ACCOUNTING POLICIES (continued):

assuming that the previous accounting policy of the Group for leases would have continued in that period.

a.	The impact on the consolidated condensed interim statement of financial position as of March 31, 2018:

	Under previous policy	The change	Under IFRS 16
	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands
Non-current assets:
Property, plant and equipment (net)	341,612	34,791	376,403
Current liabilities:
Liabilities for lease payment	—	(8,295)	(8,295)
Non-current liabilities:
Liabilities for lease payment	—	(26,496)	(26,496)

b.	The impact on the consolidated condensed interim income statement for the three-month period ended March 31, 2018:

	Under previous policy	The change	Under IFRS 16
	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands
Operating expenses	78,811	(2,404)	76,407
Depreciation and amortization charges	15,148	2,404	17,552
Operating income	62,469	—	62,469

c.	The impact on the consolidated condensed interim statement of cash flows for the three-month period ended March 31, 2018:

	Under previous policy	The change	Under IFRS 16
	(Unaudited)	(Unaudited)	(Unaudited)
	$ in thousands
Net cash provided by operating activity	33,014	2,404	35,418
Net cash provided by financing activity	191,388	(2,404)	188,984

NOTE 4—BUSINESS COMBINATIONS

a.	Acquisition of Enzymotec

On January 11, 2018, Frutarom completed the acquisition of 100% of the share capital of Enzymotec Ltd., an Israeli public company whose shares were traded on NASDAQ (under the symbol ENZY) (“Enzymotec”) that upon the completion of the merger ceased from being a public company and became, an

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 4—BUSINESS COMBINATIONS (continued):

indirectly fully-owned subsidiary of Frutarom. The overall consideration that was paid by Frutarom for 100% of Enzymotec’s shares, stands at approx. $ 287 million (including cost of vested options [RSU’s]). On May 14, 2018, Frutarom received approval from the tax authorities in Israel to merge Enzymotec into Frutarom, and the company is taking action to merge the companies; the merger will be completed over the following months.

In order to finance the merger transaction with Enzymotec, the company entered into loan agreements with banking corporations for the extending of loans totaling USD 235 million. According to the agreements, the loans bear interest of Libor plus 1.52% per year and shall be repaid in up to 5 years by quarterly amounts. Half of the loan will be repaid after 12 months from receiving the loan by 16 quarterly installments and the rest will be repaid in the end of the period.

Enzymotec, which was founded in 1998, develops, produces and markets nutritional ingredients and medical foods based on cutting-edge, proprietary technologies Enzymotec has developed a unique technology for processing lipids (organic compounds which includes fat) that are an important nutritional element, supporting various biological functions. Enzymotec’s proprietary technology enables extraction of lipids from natural sources, separation and analysis of lipid molecules, and use enzymes to synthesize lipid molecules familiar to the human body. Enzymotec utilizes an innovative toolset that allows it to efficiently transform lipids from natural raw materials into those that have unique structural and functional characteristics, essential to the human body. Enzymotec, with approx. 149 employees, mainly in Israel and the United States, including 20 in R&D, has an advanced GMP certified factory in Migdal HaEmek, Israel which includes an R&D center, laboratories, a production plant and offices.

The cost of acquisition was allocated to tangible assets, intangible assets and liabilities which were acquired based on their fair value at the time of the acquisition. The intangible assets which were recognized include: product formulas, customer relations and goodwill. The product formulas and customer relations are amortized over economic useful lives of 20 years and 10 years, respectively. The determination of the fair value of the assets and liabilities is subject to a final appraisal of the allocation of the purchase prices to the fair value of the assets and liabilities; this appraisal has not yet been completed as of the date of approval of these financial statements.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 4—BUSINESS COMBINATIONS (continued):

Set forth below are the assets and liabilities of Enzymotec at date of acquisition:

Fair value
U.S. dollars In thousands
Current assets:
Cash and cash equivalents	76,291
Trade	12,426
Inventory	25,247
Others	2,093
Non-current assets:
Property, plant and equipment	23,019
Intangible assets	176,167
Other long-term assets	95
Investments	2,664
Current liabilities :
Trade payables	(8,753)
Other payables	(19,370)
Non-current liabilities:
Deferred taxes	(2,562)

287,317

From the date it was consolidated with the financial statements of the Company through March 31, 2018, the acquired operations have yielded revenues of $ 29,585 thousands and net profit of $ 5,052 thousands (net of acquisition costs).

b.	Acquisition of IBR

On February 1, 2018, Frutarom purchased 100% of the share capital of the Israeli company I.B.R—Israeli Biotechnology Research Ltd. (“IBR”) in exchange for approx. $ 21 million. The transaction was completed upon signing and financed through bank debt.

Established in 1995, IBR researches, develops, manufactures and markets innovative and proprietary natural active ingredients for the cosmetics and dietary supplements industries, mainly for cellular anti-aging, skin protection from UV rays and air pollution, skin whitening and pigmentation prevention. IBR has R&D labs and a production facility in the town of Yavne, Israel and it employs approx. 30 employees. IBR’s activity has been added to Frutarom’s existing activities in the fields of algae-growth and active ingredients extraction, for skin care and protection.

The cost of acquisition was allocated to tangible assets, intangible assets and liabilities which were acquired based on their fair value at the time of the acquisition. The intangible assets which were recognized include: product formulas, customer relations and goodwill. The product formulas and customer relations are amortized over economic useful lives of 20 years and 10 years, respectively. The determination of the fair value of the assets and liabilities is subject to a final appraisal of the allocation of the purchase prices to the

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 4—BUSINESS COMBINATIONS (continued):

fair value of the assets and liabilities; this appraisal has not yet been completed as of the date of approval of these financial statements.

Set forth below are the assets and liabilities of IBR at date of acquisition:

Fair value
U.S. dollars In thousands
Current assets:
Cash and cash equivalents	471
Trade	715
Inventory	2,316
Others	582
Non-current assets:
Property, plant and equipment	799
Intangible assets	17,631
Other long-term assets	24
Current liabilities :
Trade payables	(97)
Other payables	(1,019)
Non-current liabilities:
Deferred taxes	(422)

21,000

From the date it was consolidated with the financial statements of the Company through March 31, 2018, the acquired operations have yielded revenues of $ 903 thousands and net profit of $ 128 thousands (net of acquisition costs).

c.	Acquisition of Mighty

On October 18, 2017 Frutarom signed an agreement for the purchase of 60% of the shares of the Thai company The Mighty CO. LTD. (including the activity of Maharaj Food Co. Ltd. and Mighty International Co. Ltd., and hereinafter collectively: “Mighty”) for approx. $ 12 million (approx. THB 393 million) (not including debt). All, according to value of approx. $ 20 million (net of debt) (approx. THB 655 million).

In the framework of the transaction Frutarom initially acquired 49% of Mighty and, subject to a number of conditions precedent and regulatory approvals in Thailand, will raise its holdings to 60%. The transaction includes a mechanism for future consideration subject to Mighty’s future performance and an option for the purchase of the balance of holdings in Mighty in two stages in periods beginning three years and five years from the date the transaction is completed, at a price based on Mighty’s future business performance.

In February 2018, the conditions of the first part were met, hence the Company holds, as of the date of this report 49% of the share capital of Mighty. According to the Company expectation, raising the holdings to 60% will be completed in several months. The transaction will be financed through bank debt and by the Company own means.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 4—BUSINESS COMBINATIONS (continued):

d.	Acquisition of Bremil

On December 20, 2017 Frutarom signed an agreement for the purchase of 51% of the shares of the Brazilian company Bremil Indústria De Produtos Alimenticios Ltda. (“Bremil”), in exchange for approx. US$30 million (approx. BRL 111 million). (including estimated asset adjustments to the date of completion). The transaction includes a mechanism for future consideration based on Bremil’s future business performance in 2017 and 2018. The purchase agreement includes an option for the purchase of the balance of shares of Bremil to take effect starting five years from the date of the transaction’s completion at a price based on Bremil’s business performance during that period. The transaction is expected to be completed in the coming few days and will be financed through bank debt.

e.	Acquisition of Meroar

On March 13, 2018, Frutarom signed an agreement for the purchase of 70% of the shares capital of the Argentinian company Meroar S.A. and Meroaromas S.A. (“Meroar”) in exchange of approx. $11.2 million. The purchase agreement includes an option for the purchase of the balance of shares of Meroar to take effect starting three years from the date of the transaction’s completion at a price based on Meroar’s business performance during that period.

f.	On a proforma basis—assuming that the companies acquired in 2017 has been consolidated as from 1.1.2017 and the companies acquired in 2018 had been consolidated in the corresponding period in 2017—the Q1 2017 sale would have amounted to approx. $334.1 million. This figure is based on unaudited data provided by the owners of the acquired activities in accordance with the pre-acquisition accounting policies of the acquired activities.

NOTE 5—DIVIDEND

On March 19, 2018 the Company’s Board of Directors announced the distribution of dividend in the amount of NIS 0.50 per share, the dividend was paid to the shareholders on 7 of May, 2018 in the total amount of approx. $8,471 thousands.

NOTE 6—SEGMENT REPORTING

For management purposes, the Group is organized on a worldwide basis into two major operating activities: Flavour and Fine Ingredients. Another operating activity is Trade and Marketing.

Results of operation of the segments are being measured based on operating profit.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 6—SEGMENT REPORTING (continued):

Segment data provided to the President and the CEO in respect of the reported segments is as follows:

	Flavors operations	Fine Ingredients Operations	Trade and Marketing operations	Eliminations	Total Consolidated
	U.S. dollars in thousands
3 months ended 31 March 2018 (unaudited):
Revenues	281,480	86,709	19,107	(2,491)	384,805

Segment results	46,339	16,120	10	—	62,469

3 months ended 31 March 2017 (unaudited):
Revenues	219,352	66,753	19,045	(2,619)	302,531

Segment results	35,949	8,938	502	(42)	45,347

Year ended 31 December 2017 (audited):
Revenues	1,025,359	260,122	90,962	(14,047)	1,362,396

Segment results	177,680	31,638	1,664	(16)	210,966

The reconciliation of the reported profits and total profits before taxes for the reported periods is described below:

	3 months ended 31 March		Year ended 31 December 2017
	2018	2017
	(Unaudited)		(Audited)
	U.S. dollars in thousands
Reported segment profits	62,469	45,347	210,966
Financing expenses	5,965	2,173	24,606

Profit before taxes on income	56,504	43,174	186,360

NOTE 7—SUBSEQUENT EVENTS

Signing the merger agreement with International Flavor and Fragrances (“IFF”)

On May 7, 2018, a merger agreement (the “Merger Agreement”) with IFF, an international public company whose securities are listed for trading on the New York Stock Exchange (the “Purchaser”) and Icon Newco Ltd., a private company incorporated under the laws of the State of Israel that is wholly-owned by the Purchaser (“Merger Sub”).

Under the Merger Agreement, a reverse triangular merger (the “Merger”) shall take place, pursuant to which, upon closing, the Merger Sub shall be merged with and into Frutarom (as a result of the merger, Frutarom will turn into a subsidiary (100%) of the purchaser), such that for each Ordinary Share, par value NIS 1.00, of the Company immediately prior to the consummation of the Merger, the Purchaser shall (a) pay a cash amount of US$71.19; and (b) issue 0.249 shares of the Purchaser’s common stock.

FRUTAROM INDUSTRIES LTD.

EXPLANATORY NOTES TO THE CONDENSED CONSOLDIATED FINANCIAL INFORMATION

31 MARCH 2018

(UNAUDITED)

NOTE 7—SUBSEQUENT EVENTS (continued):

The Merger Consideration reflects a Company valuation of approximately US$6.37 billion, on a fully-diluted basis, and an enterprise value (taking into account estimated amount of the Company’s net debt) of approximately US$7.1 billion.